NEWS FOR IMMEDIATE RELEASE:  Thursday, March 11, 1999


CONTACT:		Hollis Taylor, President & C.E.O.
			Pancho's Mexican Buffet, Inc.
			(817) 831-0081


PANCHO'S ANNOUNCES LISTING ON
NASDAQ SMALLCAP MARKET



FORT WORTH, TX -- Pancho's Mexican Buffet, Inc. (NASDAQ: PAMX) announced today that the listing of the company's securities will be moved to the Nasdaq SmallCap Market from the Nasdaq National Market effective March 12, 1999. The Nasdaq Review Panel has determined that the company currently satisfies all requirements for listing on the SmallCap Market.

Based in Fort Worth, Texas, Pancho's Mexican Buffet, Inc. is the only publicly held company offering "all-you-can-eat" Mexican food in a buffet-style format. The Company operates 48 restaurants in Texas, Louisiana, New Mexico and Oklahoma.

Certain statements in this news release regarding future expectations and plans for the company may be regarded as "forward-looking statements" within the meaning of the federal securities laws. Actual results may vary materially.




Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.


                                       Pancho's Mexican Buffet, Inc.

     March 22, 1999                    /s/W. Brad Fagan
                                       Brad Fagan, Vice President, Treasurer,
                                       Chief Financial Officer and Principal
                                       Accounting Officer